Exhibit 32

                Certification Required by 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-Q for the quarter ended December 31, 2003 (the "Report") by Global Payment Technologies, Inc. ("Registrant"), each of the undersigned hereby certifies that to the best of their knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.



                                   s/Thomas Oliveri
                                   -------------------------------------
                                   Thomas Oliveri
                                   President and Chief Executive Officer


                                   s/Thomas McNeill
                                   ------------------------------------
                                   Thomas McNeill
                                   Vice President and Chief Financial Officer







Date: February 13, 2004
      -----------------



A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Global Payment Technologies, Inc. and will be retained by Global Payment Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.